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                                                                   Exhibit 10.17

                                 PROMISSORY NOTE
                                 ---------------

                                               DECEMBER 21, 1999

$ 250,000.00

         FOR VALUE RECEIVED, the undersigned, Frank R. DiPietro ("Obligor") hereby promises to pay to the order of SIPEX Corporation, a Massachusetts corporation ("Lender"), at its principal office at 22 Linnell Street, Billerica, MA 01821 or at such other place as may be designated from time to time in writing by Lender, the principal sum of TWO HUNDERED AND FIFTY THOUSAND DOLLARS AND NO CENTS ($250,000.00) together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder at the rate of eight percent (8%) per annum. In the case of prepayment, interest shall be calculated at 8% based on daily compounding on the basis of actual number of days elapsed over a year of 360 days. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

         Principal and interest hereunder shall be paid on the first anniversary of the date hereof. This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

         This Note is issued pursuant to, secured by and entitled to the benefits of a pledge of securities pursuant to that certain Pledge and Security Agreement, dated as of the date hereof, by the Obligor in favor of the Lender (the "Pledge Agreement").

         This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an "Event of Default"): (1) failure to pay any amount as herein set forth; (2) default in the performance of any other obligation to Lender, which default is not cured within thirty (30) days after written notice of such default from Lender; (3) insolvency (however evidenced) or the commission of any act of insolvency; (4) the making of a general assignment for the benefit of creditors; (5) the filing of any petition or the commencement of any proceeding by Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions; (6) the filing of any petition or the commencement of any proceeding against Obligor or any endorser or guarantor of this Promissory Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; (7) upon the termination of Holder's employment at SIPEX Corporation; or (8) the past or future making of a false representation or warranty by Obligor in connection with any loan or loans by Lender.

         If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.
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         No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

         Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the third business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

         This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

         Obligor and every indorser or guarantor of this Promissory Note hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

         In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

         IN WITNESS WHEREOF, this Promissory Note has been executed and delivered at the place and on the date set forth above by the Obligor.

                                           OBLIGOR:


                                           -------------------------------------
                                           Frank R. DiPietro